As filed with the Securities and Exchange Commission on April 16, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3679168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(650) 635-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AMENDED AND RESTATED ONCOTELIC THERAPEUTICS, INC. 2015 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Vuong Trieu

Chief Executive Officer

Oncotelic Therapeutics, Inc.

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(650) 635-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” a “smaller reporting company” and an “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value per share	20,000,000	$0.27	$5,389,000	$587.94

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(h) under the Securities Act of 1933, as amended, based on the average of the bid and asked price of the Registrant’s of common stock of the Registrant on April 13, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Oncotelic Therapeutics, Inc., formerly Mateon Therapeutics, Inc. (the “Registrant”), to register an additional total of 20,000,000 shares of its common stock, $0.01 par value per share (“Common Stock”), which may be issued pursuant to the Registrant’s Amended and Restated 2015 Equity Incentive Plan (the “Plan”). Such additional shares were approved by the shareholders of the Company on August 10, 2020 and as reported to the Securities and Exchange Commission (the “SEC”) vide a Current Report on Form 8-K on August 14, 2020,

The Registrant previously registered an aggregate of 7,250,000 shares available for issuance under the Plan on registration statements on Form S-8 filed with the SEC on May 28, 2015 (Registration No. 333-204500) and August 14, 2018 (Registration No. 333-226832) (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements relating to the Plan, and all periodic reports filed by the Registrant after the Prior Registration Statement to maintain current information about the Registrant, are hereby incorporated by reference herein.

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement for offers of Common Stock pursuant to the Plan. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 15, 2021;
●	the Registrant’s Current Report on Form 8-K, filed with the SEC on January 15, 2021;
●	the Registrant’s Current Report on Form 8-K, filed with the SEC on February 1, 2021;
●	the Registrant’s Current Report on Form 8-K, filed with the SEC on February 2, 2021;
●	the Registrant’s second Current Report on Form 8-K filed with the SEC on February 2, 2021;
●	the Registrant’s third Current Report on Form 8-K filed with the SEC on February 2, 2021;
●	the Registrant’s Current Report on Form 8-K, filed with the SEC on February 18, 2021;
●	the Registrant’s Current Report on Form 8-K, filed with the SEC on March 2, 2021;
●	the Registrant’s Current Report on Form 8-K, filed with the SEC on March 26, 2021;
●	the Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2021; and
●	the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed on June 24, 1993 (File No. 0-21990) pursuant to Section 12(g) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in its Registration Statement on Form S-1 (File No. 33-64968) filed on June 24, 1993 and declared effective by the SEC on August 25, 1993, and any amendment or report filed with the SEC for purposes of updating such description.

Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Document Description
5.1	Opinion and Consent of Disclosure Law Group
10.1	Amendment to the Oncotelic Therapeutics, Inc. 2015 Equity Incentive Plan
23.1	Consent of Baker Tilly US, LLP
23.2	Consent of Disclosure Law Group (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Agoura Hills, California, on this 16th day of April, 2021.

ONCOTELIC THERAPEUTICS, INC.

By:	/s/ Vuong Trieu
Name:	Vuong Trieu
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Vuong Trieu	President, Chief Executive Officer and Chairman of the	April 16, 2021
Vuong Trieu, Ph. D.	Board and Director (Principal executive officer)

/S/ Amit Shah	Chief Financial Officer (Principal financial	April 16, 2021
Amit Shah	and accounting officer)

/S/ David Diamond	Director	April 16, 2021
David Diamond

/S/ Steven King	Director	April 16, 2021
Steven King

/S/ Anthony Maida	Director	April 16, 2021
Anthony Maida, M.D., Ph. D.